Exhibit 10.2

EIGHTH AMENDMENT TO
AMENDED AND RESTATED INVENTORY FINANCING AND SECURITY AGREEMENT

I. Parties

This Eighth Amendment to Amended and Restated Inventory Financing and Security Agreement (“Amendment”) is effective as of November 1, 2019, and is made by and among the following parties:

A.Ally Bank (Ally Capital in Hawaii, Mississippi, Montana and New Jersey), a Utah chartered state bank (“Bank”), with a business office located at 5851 Legacy Circle, Suite 200, Plano, TX 75024; and

B.Ally Financial Inc., a Delaware entity (“Ally”) with a business office located at 5851 Legacy Circle, Suite 200, Plano, TX 75024 (together with Bank, the “Ally Parties,” and Bank and Ally each being an “Ally Party”); and

C.Carvana, LLC, an Arizona limited liability company, with its principal executive office located at 1930 West Rio Salado Parkway, Tempe, AZ 85281 (the “Dealership”).

II. Recitals

The essential facts relied on by Bank, Ally and the Dealership as true and complete, and giving rise to this Agreement, are as follows:

A.The Ally Parties and the Dealership are parties to an Amended and Restated Inventory Financing and Security Agreement, effective as of July 27, 2015, as amended by certain documents and agreements, including, but not necessarily limited to, the following:

(i)a Letter Agreement, dated December 30, 2015, by and among the Ally Parties, the Dealership, Ernest C. Garcia II, and 2014 Fidel Family Trust;
(ii)an Amendment to Amended and Restated Inventory Financing and Security Agreement, effective as of December 30, 2015;
(iii)a Third Amendment to Amended and Restated Inventory Financing and Security Agreement, effective as of November 9, 2016;
(iv)a Fourth Amendment to Amended and Restated Inventory Financing and Security Agreement, effective as of March 31, 2017;
(v)a Fifth Amendment to Amended and Restated Inventory Financing and Security Agreement, effective as of June 5, 2017;
(vi)a Sixth Amendment to Amended and Restated Inventory Financing and Security Agreement, effective as of August 4, 2017; and
(vii)a Seventh Amendment to Amended and Restated Inventory Financing and Security Agreement, effective as of November 2, 2018

(collectively, the “IFSA”).

B.The parties desire to amend the IFSA as outlined in this Amendment.

III. Agreement

In consideration of the premises and the mutual promises in this Amendment, which are acknowledged to be sufficient, the Ally Parties and the Dealership agree to the following:

A.Capitalized terms used but not defined in this Amendment have the meanings given to them in the IFSA.

B.Section III.A.1(a) of the IFSA is amended and restated in its entirety as follows:

(a) of the then-current model year, or eleven previous model years,

Certain information has been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

C.Section III.A.3 of the IFSA is amended and restated in its entirety as follows:

3. Amount of the Credit Line. The aggregate amount of the credit available pursuant to this Agreement (the “Credit Line”) shall be as follows:

(a)From August 4, 2017 through December 31, 2017 — $275,000,000.00;

(b)From January 1, 2018 through November 1, 2018 — $350,000,000.00;

(c)From November 2, 2018 through October 31, 2019 — $650,000,000.00; and

(d)From November 1, 2019 through October 31, 2020 — $950,000,000.00.

D.Dealership will pay the Ally Parties a one-time non-refundable “Eighth Amendment Commitment Fee” equal to [***], payable on the effective date of this Amendment.

E.Effective as of November 1, 2019, the applicable Interest rate shall be determined monthly, as follows:

Whenever the average principal amount outstanding under the Credit Line is less than or equal to $500,000,000.00 for a calendar month, the interest rate for the following calendar month shall be 1-M LIBOR Index Rate plus an “Increment” of 340 basis points.

Whenever the average principal amount outstanding under the Credit Line is greater than $500,000,000.00 for a calendar month, the interest rate for the following calendar month shall be 1-M LIBOR Index Rate plus an “Increment” of 315 basis points.

(By way of example, if the average principal balance outstanding under the Credit Line during October 2019 is $450,000,000.00, the Interest rate for November 2019 will be 1-M LIBOR Index Rate plus 340 basis points.)

This modifies Subsection III.B(1) of the IFSA.

F.Section III.A.4(b) of the IFSA is amended and restated in its entirety as follows:

(b) Trade-in Vehicles and Vehicles purchased directly from customers and any amounts initially funded for an Auction or rental Vehicle after 30 calendar days from the purchase date: [***] of acquisition cost of such Vehicles.

G.Section III.G.4 of the IFSA is amended and restated in its entirety as follows:

4. Maintain, at all times, a Credit Balance (as defined in Dealership’s Second Amended and Restated Credit Balance Agreement, dated as of November 1, 2019) of at least 7.5% of the total principal amount owed to the Bank from time to time for used vehicle inventory financed by the Bank under this Agreement, so long as Dealership owes any debt to Bank or until Bank otherwise agrees in writing.

H.Section III.G.5 of the IFSA is amended and restated in its entirety as follows:

5. Maintain unrestricted cash, cash equivalents and availability in operating lines of credit, excluding amounts restricted pursuant to the terms of a Credit Balance Agreement between Dealership and Bank, in an amount not less than 10.0% of the amount of the Credit Line.

I.Section III.G.6 of the IFSA is amended and restated in its entirety as follows:

6. [Reserved.]

This eliminates the minimum net worth requirement.

[***] Redacted for confidentiality purposes

J.All other provisions of the IFSA remain unchanged and in full force and effect as written. In the event of a conflict between the terms of the IFSA and this Amendment, the terms of this Amendment prevail.

K.Except as provided above, the IFSA and all other agreements between each of the Ally Parties and the Dealership remain in full force and effect as written.

L.If any provision of this Amendment is held to be invalid or unenforceable by a court of competent jurisdiction, all other provisions remain valid and enforceable.

M.This Amendment:

a.May be modified only by a writing signed by all parties.

b.May be signed in counterparts, each of which is deemed an original, and all of which taken together constitute one and the same agreement. The signatures of the parties, exchanged via fax or e-mail, shall constitute and be deemed original signatures for all purposes.

c.Binds and inures to the benefit of the parties and their respective successors and assigns.

d.Constitutes the entire agreement of the parties with respect to its subject matter.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed by its duly authorized representative effective the date first written above

	Ally Bank		Carvana, LLC

Signature:	/s/ Stephen B. Gambrel	Signature:	/s/ Mark Jenkins
By (Print):	Stephen B. Gambrel	By (Print):	Mark Jenkins
Title:	Authorized Representative	Title:	CFO
Date:	11-1-19	Date:	10-31-19

Ally Financial Inc.

Signature:	/s/ Stephen B. Gambrel
By (Print):	Stephen B. Gambrel
Title:	Authorized Representative
Date:	11-1-19